EXHIBIT 10.5(ii)

AMENDMENT NUMBER TWO

TO THE

GEORGIA-PACIFIC CORPORATION

ECONOMIC VALUE INCENTIVE PLAN

WHEREAS, pursuant to Section 9 of the Georgia-Pacific Corporation Economic Value Incentive Plan (“Plan”) the Board of Directors of Georgia-Pacific Corporation (“Corporation”), by action of the Compensation Committee, has reserved the right to amend the Plan at any time;

NOW THEREFORE, the Plan is amended effective as of May 7, 2002, as follows:

1.	Section 4 of the Plan is hereby amended to add a new subsection 3 (e) to read as follows:

“(e). Notwithstanding anything in this Plan to the contrary, the Quantitative Bonus for the CEO and for each Affected Officer for a calendar year shall be subject to reduction by the Committee, in its discretion, based on its review and evaluation of such performance criteria as the Committee may deem appropriate.”

2.	Section 9 of the Plan is hereby amended to read as follows:

“The Board, by action of the Committee, expressly reserves the right to amend or terminate the Plan at any time.”